Exhibit 3.120

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA NOV 25 1975 WM. SWACKHAMER - SECRETARY OF STATE [ILLEGIBLE] NO. 3733 - 75

ARTICLES OF INCORPORATION

OF

CAESARS PALACE PRODUCTIONS, INC.

The undersigned natural persons acting as incorporators of a corporation (the “Corporation”) under the provisions of Chapter 78 of the Nevada Revised Statutes, adopt the following Articles of Incorporation:

ARTICLE 1

NAME

The name of the Corporation is CAESARS PALACE PRODUCTIONS, INC.

ARTICLE 2

PERIOD OF DURATION

The period of duration of the Corporation is perpetual.

ARTICLE 3

PURPOSE

The purpose for which the Corporation is organized is to engage in any lawful activity.

ARTICLE 4

AUTHORIZED SHARES AND ASSESSMENT OF SHARES

Section 4.01 Authorized Shares. The aggregate number of shares that the Corporation shall have authority to issue is 2,000 shares of Capital Stock without par value.

Section 4.02 Assessment of Shares. The Capital Stock of the Corporation, after the amount of the subscription price has been paid, shall not be subject to pay the [illegible] of the Corporation, and no Capital Stock issued as fully paid up shall ever be assessable or assessed.

ARTICLE 5

PRINCIPAL OFFICE AND INITIAL RESIDENT AGENT

Section 5.01 Principal Office. The address of the principal office of the Corporation is Suite 800, First National Bank Building, 302 East Carson Avenue, Las Vegas, Clark County, Nevada, 89101.

Section 5.02 Initial Resident Agent. The name of the initial resident agent of the Corporation, whose business address is at the above address, is Lionel, Sawyer, Collins & Wartman.

ARTICLE 6

DATA RESPECTING DIRECTORS

Section 6.01 Style of Governing Board. The members of the governing board of the Corporation shall be styled Directors.

Section 6.02 Initial Board of Directors. The initial Board of Directors shall consist of three (3) members, who need not be residents of the State of Nevada or shareholders of the Corporation.

Section 6.03 Names and Addresses. The names and post office addresses of the persons who are to serve as

Directors until the first annual meeting of the shareholders, or until their successors shall have been elected and qualified, follow:

Names	Post Office Addresses
Patricia Miner	3955 Swenson, #388
Las Vegas, Nevada 89109

Dianne Valerio	4512 Berkley Ave.
Las Vegas, Nevada 89101

Mildred Stowe	4401 El Parque
Las Vegas, Nevada 89102

Section 6.04 Increase or Decrease of Directors. The number of Directors of the Corporation may be increased or decreased from time to time as shall be provided in the Code of Bylaws of the Corporation.

ARTICLE 7

DATA RESPECTING INCORPORATORS

The names and post office addresses of the incorporators of the Corporation follow:

Names	Post Office Addresses
Patricia Miner	3955 Swenson, #388
Las Vegas, Nevada 89109

Dianne Valerio	4512 Berkley Ave.
Las Vegas, Nevada 89101

Mildred Stowe	4401 El Parque
Las Vegas, Nevada 89102

EXECUTED this 21st day of November, 1975.

Patricia Miner

Dianne Valerio

Mildred Stowe

STATE OF NEVADA	)
	)	SS.
COUNTY OF CLARK	)

I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Nevada, do hereby certify that on this day, personally appeared before me Patricia Miner, Dianne Valerio and Mildred Stowe, who, being by me first duly sworn, declare that they are the incorporators referred to in Article 7 of the foregoing Articles of Incorporation, and that they signed these Articles as Incorporators of the Corporation and that the statements contained therein are true.

WITNESS my hand and Notarial Seal this 21st day of November, 1975.

/s/ Lydia C. Balestrere
Notary Public

[NOTARIAL SEAL]

BY: Lionel, Sawyer & Collins Suite 1700 300 Fourth St. Las Vegas, Nevada 891

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

We, Harry Wald and Bruce A. Aguilera, being the Chairman and Secretary, respectively, of Caesars Palace Productions, Inc. (the “Corporation”), a Nevada corporation, do hereby certify as follows:

1. That, on November 30, 1981, the Board of Directors of the Corporation unanimously adopted and consented to the adoption of certain resolutions setting forth the proposed amendment to the Articles of Incorporation of the Corporation hereinafter set forth, and calling a meeting of the shareholders of the Corporation for the purpose of considering and voting upon the proposed amendments.

2. Said resolutions called for the following amendment:

1. Article I thereof is amended to read, in its entirety:

“ARTICLE I

NAME

The name of the Corporation is Caesars Palace Sports Promotions, Inc.”

3. That the proposed amendment was adopted and approved by the written consent of Desert Palace, Inc., holder of all of the issued and outstanding shares of the Corporation, on November 30, 1981.

4. That they make this certificate pursuant to Section 78.390 of the Nevads Revised Statutes.

/s/ Harry Wald	/s/ Bruce A. Aguilera
Harry Wald	Bruce A. Aguilera

STATE OF California	)
	)	SS:
COUNTY OF Los Angeles	)

On November 30, 1981, personally appeared before me, a Notary Public, Harry Wald and Bruce A. Aguilera who acknowledge that they executed the above instrument.

[NOTARIAL SEAL]

/s/ Carol A. Peterson
Notary Public